UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2005

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2231986
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4295 San Felipe
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 18, 2005, Prosperity Bank (“Prosperity Bank”), a Texas banking association and the wholly owned subsidiary of Prosperity Bancshares, Inc. (“Prosperity”), a Texas corporation, entered into amended and restated employment agreements with each of David Zalman, Prosperity’s President and Chief Executive Officer, and H. E. Timanus, Jr., Prosperity’s Executive Vice President and Chief Operating Officer.

Each amended and restated employment agreement is for a term of three years and is automatically extended for an additional year each year thereafter, unless terminated in accordance with its terms; provided that the employment agreement shall not extend beyond the year in which Mr. Zalman or Mr. Timanus, as the case may be, turns 67. Each amended and restated employment agreement provides that if Mr. Zalman or Mr. Timanus, as the case may be, is terminated without cause or in connection with a change in control (including constructive termination) or upon death, such employee, or his legal representatives in the case of death, will be entitled to receive from Prosperity Bank a lump sum payment equal to three times base salary then in effect. Further, in the event of termination of Mr. Zalman or Mr. Timanus as a result of disability, such employee will be entitled to receive an amount equal to the higher of (a) three times such employee’s base salary then in effect or (b) three times such employee’s base salary over the preceding five calendar years to be paid, at the employee’s option, in a lump sum cash payment or through the purchase of an annuity of a type to be selected by employee, subject to approval by Prosperity’s compensation committee. The amended and restated employment agreements do not contain non-compete restrictions. Each of Mr. Zalman and Mr. Timanus has the power to terminate his employment with Prosperity Bank on 30 days prior written notice.

The foregoing summary of the amended and restated employment agreements is not complete and is qualified in its entirety by reference to the complete text of such documents, which are filed as Exhibit 10.1 and 10.2 to this current report on Form 8-K and which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following are filed as exhibits to this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Employment Agreement by and between Prosperity Bank and David Zalman

10.2	Amended and Restated Employment Agreement by and between Prosperity Bank and H. E. Timanus, Jr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: January 24, 2005	By:	/s/ James D. Rollins III
James D. Rollins III
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Employment Agreement by and between Prosperity Bank and David Zalman

10.2	Amended and Restated Employment Agreement by and between Prosperity Bank and H. E. Timanus, Jr.